Exhibit 4.19


C L I F F O R D                                              CLIFFORD CHANCE LLP
C H A N C E











                                    [O] 2008






                             BARCLAYCARD FUNDING PLC
                            as Investor Beneficiary

                                BARCLAYS BANK PLC
       as Servicer, Transferor Beneficiary and Excess Interest Beneficiary





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                 SUPPLEMENTAL BENEFICIARIES SERVICING AGREEMENT


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

THIS DEED is made on [o] 2008

BETWEEN:

(1) BARCLAYCARD FUNDING PLC, a company incorporated in England and Wales with registered number 2530163, having its registered office at 1 Churchill Place, London E14 5HP (as "INVESTOR BENEFICIARY" in respect of each Series and the Investor Interest within the Receivables Trust); and

(2) BARCLAYS BANK PLC, a company incorporated in England and Wales with registered number 1026167, acting through its business unit, Barclaycard, whose principal place of business is at 1234 Pavilion Drive, Northampton, NN4 7SG (in its capacities as "SERVICER", "TRANSFEROR BENEFICIARY" and "EXCESS INTEREST BENEFICIARY" of the Receivables Trust).

INTRODUCTION

(A) The parties hereto entered into a beneficiaries servicing agreement dated 23 November 1999 (the "BENEFICIARIES SERVICING AGREEMENT").

(B) The parties hereto now wish to supplement the Beneficiaries Servicing Agreement in order to give effect to certain provisions of Regulation AB ("REGULATION AB"), as promulgated by the U.S. Securities and Exchange Commission (the "COMMISSION").

THIS DEED WITNESSES AS FOLLOWS:

1.     DEFINITIONS

       Save where the contrary is indicated or the context otherwise requires, words and phrases as defined in or incorporated by reference into the Beneficiaries Servicing Agreement shall have the same meanings herein.

2.     AMENDMENT

       With effect from the date of this Deed, the Beneficiaries Servicing Agreement shall be amended so as to conform with the amendments contained herein. Thereafter, without prejudice to any existing rights and obligations, the Beneficiaries Servicing Agreement as so amended shall continue in full force and effect as amended hereto.

       In order to give effect to certain provisions of Regulation AB, the parties hereto agree that the acknowledgements, representations and warranties contained in Clause 2 of the Beneficiaries Servicing Agreement are supplemented as follows:

       2.7    ANNUAL CERTIFICATE OF SERVICER

       The Servicer shall deliver to each Beneficiary and each Rating Agency on or before the earlier of (i) the 90th day following the end of the Servicer's fiscal year, and (ii) the day on which any annual report required by the rules of the Commission to be filed in respect of such fiscal year shall be due (the date so determined, the "ANNUAL DUE DATE"), beginning with the fiscal year ending December 31, 2008, the statement of compliance required under

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       Item 1123 of Regulation AB, with respect to such fiscal year, which statement will be in the form of an officer's certificate of the Servicer (with appropriate insertions) to the effect that (a) a review of the activities of the Servicer during such fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such fiscal year or, if there has been a failure to fulfil any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof (or in such other form as the rules of the Commission shall require at the time).

       2.8    ANNUAL SERVICING REVIEW

       If required by Rules 13a-18 or 15d-18 of the U.S. Securities Exchange Act of 1934 (the "EXCHANGE ACT") and Item 1122 of Regulation AB (the "ASSESSMENT RULES"), the Servicer shall deliver to the Beneficiaries on or before the Annual Due Date, a report regarding the Servicer's assessment of compliance (an "ASSESSMENT OF COMPLIANCE") with the applicable servicing criteria as set forth in Item 1122(d) of Regulation AB, as such criteria may be amended from time to time, during the immediately preceding fiscal year. For the purposes of the foregoing, the parties agree that the Assessment of Compliance shall address each of the servicing criteria identified as applicable in Exhibit A attached hereto as the same may be amended from time to time to reflect changes to Regulation AB or for any other reason (the servicing criteria so identified, the "APPLICABLE SERVICING CRITERIA"). As of the date hereof, the Assessment Rules require a report signed by an authorised officer of the Servicer that contains the following:

       (a) A statement by such officer of his or her responsibility for assessing compliance with the Applicable Servicing Criteria;

       (b) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Applicable Servicing Criteria;

       (c) An assessment by such officer of the Servicer's compliance with the Applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of non-compliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Servicer that are backed by the same asset type as the Receivables; and

       (d) A statement that a registered public accounting firm has issued an attestation report on the Servicer's Assessment of Compliance (an "ATTESTATION REPORT") for the period consisting of the preceding calendar year, which Attestation Report(s) must be made in accordance with the standards for attestation reports issued or adopted by the U.S. Public Company Accounting Oversight Board.

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       2.9    ANNUAL SERVICING REPORT OF INDEPENDENT  PUBLIC  ACCOUNTANTS;
              COPIES OF REPORTS AVAILABLE; COMPLIANCE REQUIREMENTS; STATIC POOL DATA

       (a) If required by the Assessment Rules, on or before the Annual Due Date, the Servicer shall cause a registered public accounting firm (who may also render other services to the Servicer or the Beneficiary) to furnish to the Servicer, the Beneficiary and each Rating Agency attestation report on the Assessments of Compliance with respect to the Servicer during the related fiscal year delivered by such accountants pursuant to Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which an Attestation Report(s) must be made in accordance with the standards for attestation reports issued or adopted by the U.S. Public Company Accounting Oversight Board.

       (b) The Servicer shall cause each sub-contractor and each sub-servicer, each as determined by the Servicer to be "participating in the servicing function" within the meaning of
              Item 1122 of Regulation AB, to deliver to the Servicer an Assessment of Compliance and accountants' Attestation Report as and when provided in Clause 2.8 above.

       (c) If the Servicer cannot deliver an Assessment of Compliance or Attestation Report by the date required hereunder, the Beneficiaries may permit a cure period for the Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event more than 15 days.

       (d) To the extent the Receivables Trustee, Barclaycard Funding PLC (the MTN issuing entity) and/or Gracechurch Card Programme Funding Limited (the issuing entity) (together the "PROGRAMME ENTITIES" and each a "PROGRAMME ENTITY") is required pursuant to Item 1105 of Regulation AB to provide static pool data, the Servicer shall establish, maintain and keep up-to-date a website providing such static pool data in accordance with Item 1105 of Regulation AB on behalf of the Programme Entities or Programme Entity, as the case may be.

              The Servicer shall indemnify and hold harmless each Programme Entity from and against any reasonable loss, liability, expense, damage or injury suffered or sustained by reason of any fraud, wilful misconduct or negligent acts or omissions of the Servicer with respect to such website or such static pool data or the provision of such static pool data, including (but not limited to) any judgment, award, settlement, reasonable legal fees and other costs or expenses properly incurred in connection with the defence of any actual or threatened action, proceeding or claim. Any such indemnification shall be payable by the Servicer itself and not be payable from the Trust Property of the Receivables Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

       2.10   CO-SERVICERS

       The provisions of Clauses 2.7, 2.8 and 2.9 shall apply to each Co-Servicer to the extent they provide servicing functions with respect to the Receivables or make available static pool data in respect of Receivables which they have transferred to the Receivables Trust.

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3.     COUNTERPARTS

       This Deed may be executed in any number of counterparts each of which when executed and delivered shall be an original, but all the counterparts together shall constitute one and the same instrument.

4.     GOVERNING LAW

       This Deed shall be governed by and construed in accordance with English law.

5.     JURISDICTION

       Each of the parties hereto agrees for the benefit of the others that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which arise out of or in connection with this Deed (respectively, "PROCEEDINGS" and "DISPUTES") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

5.1    APPROPRIATE FORUM

       Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

5.2    NON-EXCLUSIVITY

       The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of any party to take Proceedings in any court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

6.     CONTRACT (RIGHTS OF THIRD PARTIES) ACT

       A person who is not a party to this Deed (other than Gracechurch Card Programme Funding Limited and Gracechurch Receivables Trustee Limited) has no right under the Contract (Rights of Third Parties) Act 1999 to enforce any term of this Deed but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS HEREOF the parties hereto have executed and delivered this Deed on the date written at the start of the Deed.

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                                 EXECUTION PAGE

INVESTOR BENEFICIARY

EXECUTED and DELIVERED as a Deed on behalf of  )
BARCLAYCARD FUNDING PLC                        )
By two Directors, being                        )
                                               )
                                               )



SERVICER, TRANSFEROR BENEFICIARY AND
EXCESS INTEREST BENEFICIARY

EXECUTED and DELIVERED as a Deed on behalf of  )
BARCLAYS BANK PLC                              )
acting by its duly authorised attorney         )
in the presence of:





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                                    EXHIBIT A
         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the [Servicer] [Co-Servicer] shall address the criteria identified below as "Applicable Servicing Criteria":

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REFERENCE                            SERVICING CRITERIA                       APPLICABLE        INAPPLICABLE
                                                                               SERVICING          SERVICING
                                                                               CRITERIA           CRITERIA
----------------------------------------------------------------------------------------------------------------
                                       GENERAL SERVICING CONSIDERATIONS
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1122(d)(1)(i)      Policies and  procedures are instituted to monitor any          X
                   performance  or other  triggers  and events of default
                   in accordance with the transaction agreements.
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1122(d)(1)(ii)     If any material  servicing  activities  are outsourced          X
                   to  third   parties,   policies  and   procedures  are
                   instituted  to monitor the third  party's  performance
                   and compliance with such servicing activities.
----------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)    Any  requirements  in the  transaction  agreements  to                             X
                   maintain a back-up  servicer for the credit card loans
                   are maintained.
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1122(d)(1)(iv)     A fidelity bond and errors and omissions  policy is in          X
                   effect on the  party  participating  in the  servicing
                   function   throughout  the  reporting  period  in  the
                   amount  of  coverage  required  by  and  otherwise  in
                   accordance   with  the   terms   of  the   transaction
                   agreements.
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                                      CASH COLLECTION AND ADMINISTRATION
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1122(d)(2)(i)      Payments on credit card  accounts are  deposited  into          X
                   the  appropriate  custodial  bank accounts and related
                   bank clearing  accounts no more than two business days
                   following receipt.
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1122(d)(2)(ii)     Disbursements  made via wire  transfer on behalf of an          X
                   obligor or to an investor are made only by  authorized
                   personnel.
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1122(d)(2)(iii)    Advances    of   funds   or    guarantees    regarding                             X
                   collections,  cash  flows  or  distributions,  and any
                   interest or other fees charged for such advances,  are
                   made,  reviewed  and  approved  as  specified  in  the
                   transaction agreements.
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1122(d)(2)(iv)     The  related  accounts  for the  transaction,  such as          X
                   cash  reserve  accounts  or accounts  established  for
                   overcollateralization,   are   separately   maintained
                   (e.g.,  with  respect to  commingling  of cash) as set
                   forth in the transaction agreements.
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1122(d)(2)(v)      Each  custodial  account is maintained at a depository          X
                   institution   that  meets  the  requirements  of  Rule
                   13k-1(b)(1) of the Securities Exchange Act.
----------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)     Unissued  checks  are  safeguarded  so as  to  prevent                             X
                   unauthorized access.
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1122(d)(2)(vii)    Reconciliations  are prepared on a monthly  basis for           X
                   all  asset-backed  securities  related bank  accounts,
                   including   custodial   accounts   and  related   bank
                   clearing  accounts.   These  reconciliations  are  (A)
                   mathematically   accurate;   (B)  prepared  within  30
                   calendar  days after the bank  statement  cutoff date,
                   or  such  other  number  of  days   specified  in  the
                   transaction  agreements;  (C) reviewed and approved by
                   someone   other  than  the  person  who  prepared  the
                   reconciliation;   and  (D)  contain  explanations  for
                   reconciling   items.   These   reconciling  items  are
                   resolved  within 90  calendar  days of their  original
                   identification,   or  such   other   number   of  days
                   specified in the transaction agreements.
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                                      INVESTOR REMITTANCES AND REPORTING
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1122(d)(3)(i)      Reports  to  investors,  including  those  to be filed          X
                   with the  Commission,  are  maintained  in  accordance
                   with  the   transaction   agreements   and  applicable
                   Commission  requirements.  Specifically,  such reports
                   (A) are prepared in  accordance  with  timeframes  and
----------------------------------------------------------------------------------------------------------------

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----------------------------------------------------------------------------------------------------------------
REFERENCE                            SERVICING CRITERIA                       APPLICABLE        INAPPLICABLE
                                                                               SERVICING          SERVICING
                                                                               CRITERIA           CRITERIA
----------------------------------------------------------------------------------------------------------------
                   other terms set forth in the  transaction  agreements;
                   (B) provide information  calculated in accordance with
                   the terms  specified  in the  transaction  agreements;
                   (C) are filed with the  Commission  as required by its
                   rules and  regulations;  and (D) agree with investors'
                   or  the  trustee's  records  as to  the  total  unpaid
                   principal  balance and number of pool assets  serviced
                   by the Servicer.
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1122(d)(3)(ii)     Amounts due to investors  are  allocated  and remitted          X
                   in accordance with timeframes,  distribution  priority
                   and  other   terms   set  forth  in  the   transaction
                   agreements.
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1122(d)(3)(iii)    Disbursements  made to an investor  are posted  within          X
                   two business days to the Servicer's  investor records,
                   or  such  other  number  of  days   specified  in  the
                   transaction agreements.
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1122(d)(3)(iv)     Amounts   remitted  to  investors   per  the  investor          X
                   reports agree with cancelled  checks, or other form of
                   payment, or custodial bank statements.
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                                           POOL ASSET ADMINISTRATION
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)      Collateral  or security on pool assets is  maintained          X
                   as required by the  transaction  agreements or related
                   asset pool documents.
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1122(d)(4)(ii)     Pool assets and related  documents are  safeguarded as          X
                   required by the transaction agreements
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)    Any additions,  removals or substitutions to the asset          X
                   pool are made,  reviewed  and  approved in  accordance
                   with   any   conditions   or   requirements   in   the
                   transaction agreements.
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)     Payments  on  credit  card  accounts,   including  any          X
                   payoffs,  made in accordance  with the related  credit
                   card account  documents  are posted to the  Servicer's
                   obligor  records  maintained no more than two business
                   days  after  receipt,  or such  other  number  of days
                   specified   in   the   transaction   agreements,   and
                   allocated  to  principal,   interest  or  other  items
                   (e.g.,  escrow) in  accordance  with the related asset
                   pool documents.
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)      The  Servicer's  records  regarding the accounts agree          X
                   with  the  Servicer's   records  with  respect  to  an
                   obligor's unpaid principal balance.
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)     Changes  with  respect  to the  terms or  status of an          X
                   obligor's   account  (e.g.,   loan   modifications  or
                   re-agings)   are  made,   reviewed   and  approved  by
                   authorized    personnel   in   accordance   with   the
                   transaction   agreements   and   related   pool  asset
                   documents.
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1122(d)(4)(vii)    Loss    mitigation   or   recovery    actions   (e.g.,          X
                   forbearance plans,  modifications and deeds in lieu of
                   foreclosure,   foreclosures  and   repossessions,   as
                   applicable) are initiated,  conducted and concluded in
                   accordance  with the timeframes or other  requirements
                   established by the transaction agreements.
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1122(d)(4)(viii)   Records documenting  collection efforts are maintained          X
                   during  the  period  an  Account  is   delinquent   in
                   accordance  with  the  transaction  agreements.   Such
                   records are  maintained  on at least a monthly  basis,
                   or such  other  period  specified  in the  transaction
                   agreements,  and describe the entity's  activities  in
                   monitoring   delinquent   Accounts   including,    for
                   example,    phone    calls,    letters   and   payment
                   rescheduling  plans  in  cases  where  delinquency  is
                   deemed temporary (e.g., illness or unemployment).
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)     Adjustments  to interest  rates or rates of return for          X
                   Accounts  with  variable  rates are computed  based on
                   the related Account documents.
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)      Regarding  any  funds  held in  trust  for an  obligor                             X
                   (such  as  escrow   accounts):   (A)  such  funds  are
                   analyzed,  in accordance with the obligor's pool asset
                   documents,  on at least an annual basis, or such other
                   period  specified in the transaction  agreements;  (B)
                   interest  on
----------------------------------------------------------------------------------------------------------------

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

----------------------------------------------------------------------------------------------------------------
REFERENCE                            SERVICING CRITERIA                       APPLICABLE        INAPPLICABLE
                                                                               SERVICING          SERVICING
                                                                               CRITERIA           CRITERIA
----------------------------------------------------------------------------------------------------------------
                   such  funds  is  paid,  or  credited,  to obligors  in
                   accordance  with  applicable  pool asset documents and
                   state  laws;  and (C) such funds  are returned  to the
                   obligor  within 30  calendar days of full repayment of
                   the related  pool  asset, or such other number of days
                   specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)     Payments  made on behalf of an obligor (such as tax or                             X
                   insurance  payments) are made on or before the related
                   penalty  or  expiration  dates,  as  indicated  on the
                   appropriate   bills  or  notices  for  such  payments,
                   provided  that such  support has been  received by the
                   servicer  at least  30  calendar  days  prior to these
                   dates,  or such other number of days  specified in the
                   transaction agreements.
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)    Any late  payment  penalties  in  connection  with any                             X
                   payment  to be made on behalf of an  obligor  are paid
                   from  the  servicer's  funds  and not  charged  to the
                   obligor,  unless  the  late  payment  was  due  to the
                   obligor's error or omission.
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)   Disbursements  made on behalf of an obligor are posted                             X
                   within  two  business  days to the  obligor's  records
                   maintained  by the  servicer,  or such other number of
                   days specified in the transaction agreements.
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)    Delinquencies,    charge-offs    and    uncollectible           X
                   accounts are  recognized  and  recorded in  accordance
                   with the transaction agreements.
----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)     Any external enhancement or other support,  identified                             X
                   in  Item  1114(a)(1)  through  (3)  or  Item  1115  of
                   Regulation  AB,  is  maintained  as set  forth  in the
                   transaction agreements.
----------------------------------------------------------------------------------------------------------------

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